UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

February 14, 2022
Date of Report (Date of earliest event reported)

SINCLAIR BROADCAST GROUP, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-26076	52-1494660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10706 Beaver Dam Road
Hunt Valley, MD  21030
(Address of principal executive offices and zip code)

(410) 568-1500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $ 0.01 per share	SBGI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

In connection with the launch of a private exchange offer (the “Exchange Offer”) of Diamond Sports Group, LLC (“DSG”) and Diamond Sports Finance Company (the “Co-Issuer,” and together with DSG, the “Issuers”), indirect subsidiaries of Sinclair Broadcast Group, Inc. (“Sinclair” or the “Company”), announced by the Company on February 15, 2022, the Company is furnishing under this Item 7.01 the information included in Exhibits 99.1 through 99.5, which include certain financial information regarding Diamond Sports Intermediate Holdings, LLC and its consolidated subsidiaries as well as excerpts from the Confidential Offering Memorandum, Offer to Exchange and Consent Solicitation Statement, dated February 14, 2022 related to the Exchange Offer (the “Offering Memorandum”).

The matters discussed in the supplemental financial discussion include forward-looking statements regarding, among other things, future events and actions. When used in the supplemental financial discussion, the words “outlook,” “intends to,” “believes,” “anticipates,” “expects,” “achieves,” “estimates,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including and in addition to the assumptions set forth therein, but not limited to: the potential impacts of the novel coronavirus (“COVID-19”) pandemic on our business operations, financial results and financial position and on the world economy, including the significant disruption to the operations of the professional sports leagues, the need to provide rebates to our distributors related to canceled professional sporting events, and loss of advertising revenue due to postponement or cancellation of professional sporting events, and reduced consumer spending as a result of shelter in place and stay at home orders; our ability to generate cash to service our substantial indebtedness, successful execution of outsourcing agreements; the successful execution of retransmission consent agreements; the successful execution of network affiliation and distributor agreements; the successful execution of media rights agreements with professional sports teams; the impact of over-the-top and other emerging technologies and their potential impact on cord-cutting; the impact of distributors offering "skinny" programming bundles that may not include all programming of our networks; pricing and demand fluctuations in local and national advertising; the successful implementation and consumer adoption of our sports direct to consumer platform; volatility in programming costs; the market acceptance of new programming; our ability to identify and consummate acquisitions and investments, to manage increased leverage resulting from acquisitions and investments, and to achieve anticipated returns on those investments once consummated; the impact of pending and future litigation claims against us; the ongoing assessment of the October cybersecurity event, material legal, financial and reputational risks resulting from a breach of our information systems, and operational disruptions due to the cybersecurity event; the impact of Federal Communications Commission and other regulatory proceedings against us; uncertainties associated with potential changes in the regulatory environment affecting our business and growth strategy; and any risk factors set forth in Sinclair’s recent reports on Form 10-Q and/or Form 10-K, as filed with the Securities and Exchange Commission. There can be no assurances that the assumptions and other factors referred to in the supplemental financial discussion will occur. Sinclair undertakes no obligation to publicly release the result of any revisions to these forward-looking statements except as required by law.

The supplemental financial disclosures are not intended to serve as a “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in compliance with Item 303 of Regulation S-K.

The information under this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 through 99.5 is being furnished under Item 7.01 and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to liability of that section nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	The Consolidated Financial Statements of Diamond Sports Intermediate Holdings LLC for the year ended December 31, 2020 and the period April 29, 2019 to December 21, 2019.

99.2	The unaudited Supplemental Financial Discussion of Diamond Sports Intermediate Holdings LLC for the year ended December 31, 2020 and the period April 29, 2019 to December 21, 2019.

99.3	The unaudited Consolidated Financial Statements of Diamond Sports Intermediate Holdings LLC for the three and nine months ended September 30, 2021 and 2020.

99.4	The unaudited Supplemental Financial Discussion of Diamond Sports Intermediate Holdings LLC for the three and nine months ended September 30, 2021 and 2020.

99.5	Excerpted information from the Confidential Offering Memorandum, Offer to Exchange and Consent Solicitation Statement, dated February 14, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

By: /s/ David R. Bochenek

Name:    David R. Bochenek
Title:    Senior Vice President / Chief Accounting Officer
Dated: February 15, 2022